EXHIBIT 12

 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS COMBINED

                                                             AGWAY INC. AND CONSOLIDATED SUBSIDIARIES
                                                                    FOR THE YEARS ENDED JUNE
                                                                     (THOUSANDS OF DOLLARS)
                                             ----------------------------------------------------------------
                                                2002         2001          2000         1999         1998
                                             ----------   ----------   -----------   ----------   -----------
Earnings before income
taxes and member refunds.................   $  (16,895)   $ (19,199)   $    9,226    $  10,986    $   12,290

Fixed charges   - Interest...............       24,464       24,908        20,013       17,097        17,231
                - Rentals................        4,151        4,137         4,414        4,012         2,015
                                            -----------   ----------   -----------   ----------   -----------
Total fixed charges......................       28,615       29,045        24,427       21,109        19,246
                                            -----------   ----------   -----------   ----------   -----------
Adjusted net earnings....................   $   11,720    $   9,846    $   33,653    $  32,095    $   31,536
                                            ===========   ==========   ===========   ==========   ===========

Ratio of adjusted net earnings
to total fixed charges...................       (a)           (a)             1.4          1.5           1.6
                                            -----------   ----------   ===========   ==========   ===========

Deficiency of adjusted net
earnings to total fixed charges..........   $  (16,895)   $ (19,199)         N/D         N/D          N/D
                                            ===========   ==========   ===========   ==========   ===========

Fixed charges and preferred dividends
  combined: Preferred dividend factor:
   Preferred dividend requirements.......   $    2,557    $   2,847    $    3,060    $   3,287    $    3,522
   Ratio of pre-tax earnings
   to after-tax earnings*................       103.9%        49.5%         54.7%        58.0%         47.8%
   Preferred dividend factor
   on pre-tax basis......................        2,461        5,752         5,590        5,664         7,363

Total fixed charges (above)..............       28,615       29,045        24,427       21,109        19,246
                                            -----------   ----------   -----------   ----------   -----------

Fixed charges and preferred
dividends combined.......................   $   31,076    $  34,797    $   30,017    $  26,773    $   26,609
                                            ===========   ==========   ===========   ==========   ===========

Ratio of adjusted net earnings
to fixed charges and preferred
dividends combined**.....................       (b)          (b)              1.1          1.2           1.2
                                            ===========   ==========   ===========   ==========   ===========

Deficiency of adjusted net earnings
to fixed charges and preferred
dividends combined.......................   $  (19,356)   $ (24,951)        N/D         N/D           N/D
                                            ===========   ==========   ===========   ==========   ===========

* Represents after-tax earnings (loss) from continuing operations divided by pre-tax earnings (loss) from continuing operations, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net earnings divided by fixed charges and preferred dividends combined.

N/D      No deficiency.

(a)      Adjusted net earnings are inadequate to cover total fixed charges.

(b) Adjusted net earnings are inadequate to cover total fixed charges and preferred dividends combined.

 COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS COMBINED

                                                                       AGWAY INC. (PARENT)
                                                                     FOR THE YEARS ENDED JUNE
                                                                      (THOUSANDS OF DOLLARS)
                                             ----------------------------------------------------------------
                                                2002         2001          2000         1999         1998
                                             ----------   ----------   -----------   ----------   -----------
Earnings before income taxes
and member refunds.......................   $  (28,621)   $ (31,214)   $   (6,667)   $     (40)   $    7,541

Fixed charges   - Interest...............       25,155       24,242        18,832       15,194        15,788
                - Rentals................        1,387        1,563         1,958        1,971         1,829
                                            -----------   ----------   -----------   ----------   -----------
Total fixed charges......................       26,542       25,805        20,790       17,165        17,617
                                            -----------   ----------   -----------   ----------   -----------
Adjusted net earnings....................   $   (2,079)   $  (5,409)   $   14,123    $  17,125    $   25,158
                                            ===========   ==========   ===========   ==========   ===========

Ratio of adjusted net earnings
to total fixed charges...................       (a)          (a)           (a)          (a)              1.4
                                            -----------   ----------   ===========   ===========  ===========

Deficiency of adjusted net
earnings to total fixed charges..........   $  (28,621)   $ (31,214)       (6,667)         (40)       N/D
                                            ===========   ==========   ===========   ==========   ===========

Fixed charges and preferred dividends
 combined: Preferred dividend factor:
   Preferred dividend requirements.......   $    2,557    $   2,847    $    3,050    $   3,274    $    3,522
   Ratio of pre-tax earnings
   to after-tax earnings*................        86.9%        47.1%          9.0%    (4,745.0%)         59.6%
   Preferred dividend factor
   on pre-tax basis......................        2,942        6,047        33,889          (69)        5,912

Total fixed charges (above)..............       26,542       25,805        20,790       17,165        17,617
                                            -----------   ----------   -----------   ----------   -----------

Fixed charges and preferred
dividends combined.......................   $   29,484    $  31,852    $   54,679    $  17,096    $   23,529
                                            ===========   ==========   ===========   ==========   ===========

Ratio of adjusted net earnings
to fixed charges and preferred
dividends combined**.....................       (b)          (b)          (b)              1.0           1.1
                                            -----------   ----------   -----------   ==========   ===========

Deficiency of adjusted net earnings
to fixed charges and preferred
dividends combined.......................   $  (31,563)   $ (37,261)   $ (40,556)        N/D          N/D
                                            ===========   ==========   ==========    ==========   ===========

* Represents after-tax earnings (loss) from continuing operations divided by pre-tax earnings (loss) from continuing operations, which adjusts dividends on preferred stock to a pre-tax basis.

** Represents adjusted net earnings divided by fixed charges and preferred dividends combined.

N/D      No deficiency.

(a)      Adjusted net earnings are inadequate to cover total fixed charges.

(b) Adjusted net earnings are inadequate to cover total fixed charges and preferred dividends combined.